SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 27, 2002 (December 16, 2002)
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5. Other Events

On December 23, 2002, the Kansas Corporation Commission (KCC) issued an order modifying an order issued on November 8, 2002 addressing our financial plan. Among other things, the new order requires that no later than August 1, 2003, we transfer certain of our utility operations to a utility only subsidiary and that the consolidated debt of all of our utility businesses not exceed $1.67 billion. A copy of the new order is attached to this report.

On December 16, 2002, we received a subpoena from the Federal Energy Regulatory Commission (FERC) seeking details on power trades with Cleco Corporation (Cleco) and its affiliates, documents concerning power transactions between our system and marketing operations, and information on power trades in which we or other trading companies acted as intermediaries. A copy of our press release issued December 26, 2002 is attached to this report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1—Kansas Corporation Commission Order dated December 23, 2002.

Exhibit 99.2—Press Release dated December 26, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date:	December 27, 2002	By:	/s/ PAUL R. GEIST
Paul R. Geist, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Kansas Corporation Commission Order Dated December 23, 2002

99.2	Press Release dated December 26, 2002